                                                                    EXHIBIT 4.10


                                  $500,000,000

                                CREDIT AGREEMENT

                                   dated as of

                                  June 1, 1998

                                      among

                          HILTON HAWAIIAN VILLAGE LLC,
                                  as Borrower,

                           HILTON HOTELS CORPORATION,
                                  as Guarantor,

                 THE BANKS LISTED ON THE SIGNATURE PAGES HEREOF,

                               NATIONSBANK, N.A.,
                              as Syndication Agent,

                           FIRST UNION NATIONAL BANK,
                             as Documentation Agent,

                                       and

                              THE BANK OF NEW YORK,
                             as Administrative Agent

                           ---------------------------


                                   Arranged by
                            BNY CAPITAL MARKETS, INC.

                               TABLE OF CONTENTS1

                                                                                                               PAGE
                                                                                                               ----
                                    ARTICLE I
DEFINITIONS.......................................................................................................1

Section 1.01      DEFINITIONS.....................................................................................1
Section 1.02      ACCOUNTING TERMS AND DETERMINATIONS............................................................10
Section 1.03      TYPES OF BORROWINGS............................................................................11


                                   ARTICLE II

THE CREDITS......................................................................................................11

Section 2.01      COMMITMENTS TO LEND............................................................................11
Section 2.02      NOTICE OF COMMITTED BORROWINGS.................................................................11
Section 2.03      MONEY MARKET BORROWINGS........................................................................12
Section 2.04      NOTICE TO BANKS; FUNDING OF LOANS..............................................................15
Section 2.05      NOTES..........................................................................................16
Section 2.06      MATURITY OF LOANS..............................................................................17
Section 2.07      INTEREST RATES.................................................................................17
Section 2.08      FACILITY FEES..................................................................................18
Section 2.09      OPTIONAL TERMINATION OR REDUCTION OF COMMITMENTS...............................................18
Section 2.10      SCHEDULED TERMINATION OF COMMITMENTS...........................................................18
Section 2.11      OPTIONAL PREPAYMENTS...........................................................................18
Section 2.12      GENERAL PROVISIONS AS TO PAYMENTS..............................................................19
Section 2.13      FUNDING LOSSES.................................................................................20
Section 2.14      COMPUTATION OF INTEREST AND FEES...............................................................20
Section 2.15      WITHHOLDING TAX EXEMPTION......................................................................20
Section 2.16      REGULATION D COMPENSATION......................................................................20


                                   ARTICLE III

CONDITIONS.......................................................................................................21

-------------------
(1) The Table of Contents is not a part of this Agreement.

Section 3.01      BORROWINGS.....................................................................................21
Section 3.02      EFFECTIVENESS..................................................................................21


                                   ARTICLE IV

REPRESENTATIONS AND WARRANTIES...................................................................................23

Section 4.01      CORPORATE EXISTENCE AND POWER..................................................................23
Section 4.02      CORPORATE AND GOVERNMENTAL AUTHORIZATION; CONTRAVENTION........................................23
Section 4.03      BINDING EFFECT.................................................................................23
Section 4.04      FINANCIAL INFORMATION..........................................................................24
Section 4.05      LITIGATION.....................................................................................24
Section 4.06      COMPLIANCE WITH ERISA..........................................................................24
Section 4.07      TAXES..........................................................................................24
Section 4.08      SIGNIFICANT SUBSIDIARIES.......................................................................25
Section 4.09      NOT AN INVESTMENT COMPANY......................................................................25
Section 4.10      ENVIRONMENTAL MATTERS..........................................................................25
Section 4.11      YEAR 2000 ISSUE................................................................................25
Section 4.12      FULL DISCLOSURE................................................................................25


                                    ARTICLE V

COVENANTS........................................................................................................26

Section 5.01      INFORMATION....................................................................................26
Section 5.02      MAINTENANCE OF PROPERTY; INSURANCE.............................................................28
Section 5.03      CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE...............................................28
Section 5.04      COMPLIANCE WITH LAWS...........................................................................28
Section 5.05      INSPECTION OF PROPERTY, BOOKS AND RECORDS......................................................29
Section 5.06      YEAR 2000 ISSUE................................................................................29
Section 5.07      NEGATIVE PLEDGE................................................................................29
Section 5.08      CONSOLIDATIONS, MERGERS AND SALES OF ASSETS....................................................30
Section 5.09      USE OF PROCEEDS................................................................................30
Section 5.10      LEVERAGE RATIO.................................................................................30
Section 5.11      DEBT OF THE BORROWER...........................................................................31
Section 5.12      LIMITATION ON RESTRICTIVE COVENANTS............................................................31


                                   ARTICLE VI

DEFAULTS.........................................................................................................31

Section 6.01      EVENTS OF DEFAULT..............................................................................31
Section 6.02      NOTICE OF DEFAULT..............................................................................33


                                   ARTICLE VII

THE AGENTS.......................................................................................................33

Section 7.01      APPOINTMENT AND AUTHORIZATION..................................................................33
Section 7.02      AGENTS AND AFFILIATES..........................................................................34
Section 7.03      ACTION BY ADMINISTRATIVE AGENT.................................................................34
Section 7.04      CONSULTATION WITH EXPERTS......................................................................34
Section 7.05      LIABILITY OF ADMINISTRATIVE AGENT..............................................................34
Section 7.06      INDEMNIFICATION................................................................................34
Section 7.07      CREDIT DECISION................................................................................34
Section 7.08      SUCCESSOR AGENT................................................................................35


                                  ARTICLE VIII

GUARANTY.........................................................................................................35

Section 8.01      GUARANTY OF PAYMENT AND PERFORMANCE............................................................35
Section 8.02      CONTINUANCE AND ACCELERATION OF GUARANTEED OBLIGATIONS UPON CERTAIN EVENTS.....................35
Section 8.03      RECOVERED PAYMENTS.............................................................................36
Section 8.04      NATURE OF GUARANTOR'S OBLIGATIONS..............................................................36
Section 8.05      NO RELEASE OF GUARANTOR........................................................................36
Section 8.06      CERTAIN WAIVERS................................................................................37
Section 8.07      SUBORDINATION OF RIGHTS AGAINST THE BORROWER AND COLLATERAL....................................37


                                   ARTICLE IX

CHANGE IN CIRCUMSTANCES..........................................................................................38

Section 9.01      BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR.......................................38
Section 9.02      ILLEGALITY.....................................................................................38
Section 9.03      INCREASED COST AND REDUCED RETURN..............................................................39
Section 9.04      BASE RATE LOANS SUBSTITUTED FOR AFFECTED FIXED RATE LOANS......................................40


                                    ARTICLE X

MISCELLANEOUS....................................................................................................41


Section 10.01     NOTICES.......................................................................................41
Section 10.02     NO WAIVERS....................................................................................41
Section 10.03     EXPENSES; DOCUMENTARY TAXES; INDEMNIFICATION..................................................41
Section 10.04     AMENDMENTS AND WAIVERS........................................................................42
Section 10.05     SUCCESSORS AND ASSIGNS........................................................................42
Section 10.06     COLLATERAL....................................................................................43
Section 10.07     NEW YORK LAW; SUBMISSION TO JURISDICTION......................................................43
Section 10.08     COUNTERPARTS; INTEGRATION.....................................................................44
Section 10.09     SEVERAL OBLIGATIONS...........................................................................44
Section 10.10     SHARING OF SET-OFFS...........................................................................44
Section 10.11     WAIVER OF JURY TRIAL..........................................................................44
Section 10.12     LIMITED RECOURSE..............................................................................44

Pricing Schedule

Exhibit A         -        Form of Note
Exhibit B         -        Form of Money Market Quote Request
Exhibit C         -        Form of Invitation for Money Market Quotes
Exhibit D         -        Form of Money Market Quote
Exhibit E         -        Form of Opinion of Ashford & Wriston, Special Hawaii
                           Counsel for the Borrower
Exhibit F         -        Form of Opinion of Gibson, Dunn & Crutcher LLP,
                           Special Counsel for the Guarantor and the Borrower
Exhibit G         -        Form of Opinion of General Counsel for the Guarantor
Exhibit H         -        Form of Opinion of Winthrop, Stimson, Putnam &
                           Roberts, Special Counsel for the Agents
Exhibit I         -        Form of Assignment and Assumption Agreement

                                CREDIT AGREEMENT

         AGREEMENT dated as of June 1, 1998 among HILTON HAWAIIAN VILLAGE LLC, as Borrower, HILTON HOTELS CORPORATION, as Guarantor, the BANKS listed on the signature pages hereof, NATIONSBANK, N.A., as Syndication Agent, FIRST UNION NATIONAL BANK, as Documentation Agent, and THE BANK OF NEW YORK, as Administrative Agent.

         The parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01 DEFINITIONS. The following terms, as used herein, have the following meanings:

         "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.

         "Administrative Agent" means The Bank of New York in its capacity as administrative agent for the Banks hereunder, and its successors in such capacity.

         "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Bank.

         "Applicable Law" means, anything in Section 10.07 to the contrary notwithstanding, (a) all applicable common law and principles of equity and (b) all applicable provisions of all (i) constitutions, statutes, rules, regulations and orders of governmental bodies, (ii) Governmental Approvals and Governmental Registrations and (iii) orders, decisions, judgements and decrees.

         "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Base Rate Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

         "Assignee" has the meaning set forth in Section 10.05(c).

         "Authorized Officer" means any of the controller, the treasurer or the chief financial officer of the Guarantor or the Borrower, as the case may be.

         "Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 10.05(c), and their respective successors.

         "Base Rate" means, for any day, a rate per annum equal to the higher of
(i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

         "Base Rate Loan" means a Committed Loan made or to be made by a Bank as a Base Rate Loan in accordance with the applicable Notice of Committed Borrowing or pursuant to Article IX.

         "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

         "Borrower" means Hilton Hawaiian Village LLC, a Hawaii limited liability company, and its successors.

         "Borrowing" has the meaning set forth in Section 1.03.

         "Change of Control" means the occurrence of a Ratings Decline in connection with any of the following events: (i) upon any merger or consolidation of the Guarantor with or into any person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Guarantor, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended), is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of securities representing a majority of the total voting power of the aggregate outstanding securities of the transferee or surviving entity normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee or surviving entity,
(ii) when any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of securities representing a majority of total voting power of the aggregate outstanding securities of the Guarantor normally entitled to vote in the election of directors of the Guarantor, (iii) when, during any period of 12 consecutive calendar months, individuals who were directors of the Guarantor on the first day of such period (together with any new directors whose election by the board of directors of the Guarantor or whose nomination for election by the stockholders of the Guarantor was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Guarantor, (iv) the sale or disposition, whether directly or indirectly, by the Guarantor of all or substantially all of its assets relating to the Hotel Segment or the Gaming Segment (as segment is used in Regulation S-K and Regulation S-X of the Securities and Exchange Commission) or (v) the pro-rata distribution by the Guarantor to its stockholders of the Hotel Segment or the Gaming Segment.

         "Commitment" means (i) with respect to each Bank listed on the signature pages hereof, the amount set forth opposite the name of such Bank on the signature pages hereof and (ii) with respect to any Assignee which becomes a Bank pursuant to Section 10.05(c), the amount of the Commitment thereby assumed by it, in each case as such amount may be reduced from time to time pursuant to
Section 2.09 or 2.10.

         "Committed Loan" means a loan made or to be made by a Bank pursuant to
Section 2.01.

         "Consolidated Debt" has the meaning set forth in Section 5.10.

         "Consolidated EBITDA" has the meaning set forth in Section 5.10.

         "Consolidated Net Income" means, for any period, the consolidated net income of the Guarantor and its Consolidated Subsidiaries for such period.

         "Consolidated Net Worth" means at any date the consolidated stockholders' equity of the Guarantor and its Consolidated Subsidiaries determined as of such date.

         "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Guarantor in its consolidated financial statements as of such date.

         "Contract" means (a) any agreement, including an indenture, lease or license, (b) any deed or instrument of conveyance, (c) any certificate of incorporation or charter, and (d) any by-law.

         "Conversion and Operating Agreement" means the Conversion and Operating Agreement dated as of June 1, 1998 among the Guarantor, Hilton Recreation, Inc., a Delaware corporation and a wholly-owned Subsidiary of the Guarantor, and The Prudential Life Insurance Company of America, a New Jersey corporation.

         "Covered Subsidiary" means (a) the Borrower and (b) at any time any Subsidiary of the Guarantor that has consolidated assets in an amount greater than $5,000,000.

         "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (vi) all Debt of others Guaranteed by such Person; it being understood that Debt does not include contingent obligations of such Person to reimburse any other Person in respect of surety bonds or letters of credit.

         "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Dollars" and the sign "$" mean lawful money of the United States.

         "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City or Los Angeles are authorized or required by law to close.

         "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent.

         "Duff & Phelps" means Duff & Phelps Credit Rating Co.

         "Effective Date" means the date this Agreement becomes effective in accordance with Section 3.02.

         "Environmental Laws" means any and all statutes, regulations, permits, licenses or other governmental restrictions relating to the environment or to releases of petroleum or petroleum products, chemicals or toxic or hazardous substances or wastes into the environment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

         "ERISA Group" means the Guarantor, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Guarantor or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

         "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

          "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.

         "Euro-Dollar Loan" means a Committed Loan made or to be made by a Bank as a Euro-Dollar Loan in accordance with the applicable Notice of Committed Borrowing.

         "Euro-Dollar Margin" has the meaning set forth in the Pricing Schedule.

         "Euro-Dollar Reference Banks" means the principal London offices of The Bank of New York, First Union National Bank and NationsBank, N.A.

         "Euro-Dollar Reserve Percentage" has the meaning set forth in
Section 2.16.

         "Event of Default" has the meaning set forth in Section 6.01.

         "Existing Credit Agreement" means the $1,750,000,000 Credit Agreement dated as of October 18, 1996 among the Guarantor, the banks listed on the signature pages thereof, Morgan Guaranty Trust Company of New York, as Documentation Agent, and The Bank of New York, as Administrative Agent, as amended to the Effective Date.

         "Existing First Mortgage Indebtedness" means the Debt of the Borrower in the original principal amount of $185,500,000 existing on the Effective Date and secured by a Lien on certain assets of the Borrower, including its real property.

         "Facility Fee Rate" has the meaning set forth in Section 2.08.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to The Bank of New York on such day on such transactions as determined by the Administrative Agent.

         "Fixed Rate Loans" means Euro-Dollar Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 9.01(a)) or any combination of the foregoing.

         "Governmental Approval" means any authority, consent, approval, license (or the like) or exemption (or the like) issued or granted by any governmental unit.

         "Governmental Registration" means any registration or filing (or the like) with, or report or notice (or the like) to, any governmental unit.

         "Guaranteed Obligations" means all Liabilities of the Borrower (including in its capacity as a "debtor in possession" under the Bankruptcy
Code) due or owing to, or in favor or for the benefit of, the Guaranteed Parties under the Loan Documents, of every kind, nature and description, direct or indirect, absolute or contingent, due or not due, now existing or hereafter arising, and whether or not (a) due or owing to, or in favor or for the benefit of, Persons that are Guaranteed Parties as of the Effective Date or that become Guaranteed Parties by reason of any succession or assignment at any time thereafter, (b) ARISING OR ACCRUING BEFORE OR AFTER THE FILING BY OR AGAINST THE BORROWER OF A PETITION UNDER THE BANKRUPTCY CODE OR (c) ALLOWABLE UNDER SECTION 502(b)(2) OF THE BANKRUPTCY CODE.

         "Guaranteed Parties" means all Persons that are, or at any time were, the Administrative Agent, the Documentation Agent, the Syndication Agent or a Bank.

         "Guarantor" means Hilton Hotels Corporation, a Delaware corporation, and its successors.

         "Guarantor's 1997 Form 10-K" means the Guarantor's annual report on Form 10-K for 1997, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

         "Guaranty" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), provided that the term Guaranty shall not include (y) endorsements for collection or deposit in the ordinary course of business or (z) performance or completion guarantees. The term "Guaranty" used as a verb has a corresponding meaning.

         "Indemnitee" has the meaning set forth in Section 10.03(b).

         "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending 1, 2, 3 or 6 months thereafter, as the Borrower may elect in the applicable Notice of Committed Borrowing; provided that:

                  (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                  (b) any Interest Period which begins on the last Euro-Dollar Business Day in a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day in a calendar month; and

                  (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date, or, if such date is not a Euro-Dollar Business Day, then on the next preceding Euro-Dollar Business Day.

         (2) with respect to each Money Market LIBOR Borrowing, the period commencing on the date of such Borrowing and ending 1, 2, 3 or 6 months thereafter, as the Borrower may elect in accordance with Section 2.03; provided that:

                  (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                  (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

                  (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

         (3) with respect to each Money Market Absolute Rate Borrowing, the period commencing on the date of such Borrowing and ending such number of days thereafter (but not less than seven days and not more than 180 days) as the Borrower may elect in accordance with Section 2.03; provided that:

                  (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

                  (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

         "Investment Grade" means (i) with respect to S&P, a rating of BBB- or higher, (ii) with respect to Moody's, a rating of Baa3 or higher and (iii) with respect to Duff & Phelps, a rating of BBB- or higher.

         "Leverage Ratio" has the meaning set forth in Section 5.10.

         "Liabilities" of any Person means (in each case whether with full or limited recourse) any indebtedness, liability, obligation, covenant or duty of or binding upon, or any term or condition to be observed by or binding upon, such Person or any of its assets, of any kind, nature or description, direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, whether arising under Contract, Applicable Law, or otherwise, whether now existing or hereafter arising, and whether for the payment of money or the performance or non-performance of any act.

         "LIBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.03.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Guarantor or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "Loan" means a Base Rate Loan or a Euro-Dollar Loan or a Money Market Loan, and "Loans" means Base Rate Loans or Euro-Dollar Loans or Money Market Loans or any combination of the foregoing.

         "Loan Documents" means this Agreement and the Notes.

         "London Interbank Offered Rate" has the meaning set forth in
Section 2.07(b).

         "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $25,000,000.

         "Money Market Absolute Rate" has the meaning set forth in
Section 2.03(d).

         "Money Market Absolute Rate Loan" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

         "Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Administrative Agent; provided that any Bank may from time to time by notice to the Borrower and the Administrative Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

         "Money Market LIBOR Loan" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 9.01(a)).

         "Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

         "Money Market Margin" has the meaning set forth in Section 2.03(d).

         "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

         "Moody's" has the meaning set forth in the Pricing Schedule.

         "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

         "Non-Recourse Debt" means Debt in respect of which the recourse of the holder of such Debt is limited to the assets securing such Debt and such Debt does not constitute the general obligation of the Guarantor or any Subsidiary.

         "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

         "Notice of Borrowing" means a Notice of Committed Borrowing (as defined in Section 2.02) or a Notice of Money Market Borrowing (as defined in Section 2.03(f)).

         "Notice of Committed Borrowing" has the meaning set forth in Section 2.02.

         "Notice of Money Market Borrowing" has the meaning set forth in Section 2.03(f).

         "Parent" means, with respect to any Bank, any Person controlling such Bank.

         "Participant" has the meaning set forth in Section 10.05(b).

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

         "Pricing Schedule" means the Schedule attached hereto identified as such.

         "Prime Rate" means a rate of interest per annum equal to the rate of interest publicly announced from time to time in New York City by The Bank of New York as its prime commercial lending rate, such rate to be adjusted automatically (without notice) on the effective date of any change in such publicly announced rate.

         "PRS, Inc." means Prudential Realty Securities, Inc.

         "Public Notice" means, without limitation, any filing or report made in accordance with the requirements of the Securities and Exchange Commission (or any successor), any press release or public announcement made by the Guarantor or any written notice the Guarantor gives to the Administrative Agent or the Banks.

         "Quarterly Payment Date" means each of March 31, June 30, September 30, and December 31 in each year.

         "Rating Agencies" means S&P, Moody's or Duff & Phelps.

         "Rating Decline" means the occurrence on any date on or within 90 days after the date of the first Public Notice of (i) the occurrence of an event described in clauses (i)-(v) of the definition of "Change of Control" or (ii) the intention by the Guarantor to effect such an event (which 90-day period shall be extended so long as the rating of the senior debt of the Guarantor is under publicly announced consideration for possible downgrade by any of the Rating

Agencies) of a decrease in the rating of the senior debt of the Guarantor by any of the Rating Agencies to below Investment Grade.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Required Banks" means at any time Banks having at least 51% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding at least 51% of the sum of the aggregate unpaid principal amount of the Loans.

         "Revolving Credit Period" means the period from and including the Effective Date to but not including the Termination Date.

         "S&P" has the meaning set forth in the Pricing Schedule.

         "Significant Subsidiary" means at any time a Subsidiary of the Guarantor having (i) at least 10% of the total consolidated assets of the Guarantor and its Subsidiaries (determined as of the last day of the most recent fiscal quarter of the Guarantor) or (ii) at least 10% of the consolidated revenues of the Guarantor and its Subsidiaries for the fiscal year of the Guarantor then most recently ended.

         "Subsidiary" means (a) the Borrower and (b) any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Guarantor.

         "Tax" means any Federal, State or foreign tax, assessment or other governmental charge (including any withholding tax) upon a Person or upon its assets, revenues, income or profits.

         "Termination Date" means June 1, 2003 or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

         "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

         "Year 2000 Issue" means failure of computer software, hardware and firmware systems and equipment containing embedded computer chips to properly receive, transmit, process, manipulate, store, retrieve, re-transmit or in any other way utilize data and information due to the occurrence of the year 2000 or the inclusion of dates on or after January 1, 2000.

         Section 1.02 ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Guarantor's independent public accountants and disclosed in such financial statements) with the most recent audited financial statements of the Guarantor and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Guarantor notifies the Administrative Agent that the Guarantor wishes to amend any covenant in Article V to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Administrative Agent notifies the Guarantor that the Required Banks wish to amend Article V for such purpose), then the Guarantor's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Guarantor and the Required Banks.

         Section 1.03 TYPES OF BORROWINGS. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to
Article II on a single date and for a single Interest Period or are converted to, or continued as, Loans of the same type at the same time for the same successive Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article II under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section 2.01 in which all Banks participate in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under Section 2.03 in which the Bank participants are determined in accordance therewith).

                                   ARTICLE II

                                   THE CREDITS

         Section 2.01 COMMITMENTS TO LEND. During the Revolving Credit Period each Bank severally agrees, on the terms and conditions set forth in this Agreement, to lend to the Borrower pursuant to this Section from time to time amounts such that (i) the aggregate amount of Committed Loans by such Bank at any one time outstanding shall not exceed the amount of its Commitment and (ii) the aggregate amount of all Loans by all Banks at any one time outstanding shall not exceed the aggregate amount of the Commitments. Each Borrowing under this Section shall be in an aggregate principal amount of $10,000,000 or any larger multiple of $1,000,000 and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay, or to the extent permitted by
Section 2.11, prepay Loans and reborrow at any time on or prior to the Termination Date under this Section.

         Section 2.02 NOTICE OF COMMITTED BORROWINGS. The Borrower shall give the Administrative Agent notice (a "Notice of Committed Borrowing") not later than 11:30 A.M. (New York City time) on (y) the date of each Base Rate Borrowing (or, if the Borrower shall have requested Money Market Quotes in an Absolute Rate Auction to be submitted on such date but shall not have accepted such Money Market Quotes in the full amount requested, then the Borrower may give a Notice of Committed Borrowing not later than 1:00 P.M. (New York City time) on such date for the smallest amount permitted under Section 2.01 which is sufficient to fund the shortfall) and (z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying;

                  (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

                  (b)   the aggregate amount of such Borrowing;

                  (c) whether the Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans; and

                  (d) in the case of a Committed Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

         Section 2.03 MONEY MARKET BORROWINGS. (a) THE MONEY MARKET OPTION. In addition to Committed Borrowings pursuant to Section 2.01, the Borrower may, as set forth in this Section, request the Banks prior to the Termination Date to make offers to make Money Market Loans to the Borrower in Dollars, provided that the aggregate amount of all Loans by all Banks at any one time outstanding shall not exceed the aggregate amount of the Commitments. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

                  (b) MONEY MARKET QUOTE REQUEST. When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Administrative Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit B hereto so as to be received no later than (x) 11:30 A.M. (New York City time) on the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) 10:30 A.M. (New York City time) on the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

                        (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

                       (ii) the aggregate amount of such Borrowing, which shall be $10,000,000 or a larger multiple of $1,000,000,

                      (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

                       (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

                  The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Borrower and the Administrative Agent may agree) of any other Money Market Quote Request.

                  (c) INVITATION FOR MONEY MARKET QUOTES. Promptly upon receipt of a Money Market Quote Request, the Administrative Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

                  (d) SUBMISSION AND CONTENTS OF MONEY MARKET QUOTES. (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Administrative Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 9.01 not later than (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 12:00 Noon (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Administrative Agent (or any affiliate of the Administrative Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Administrative Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for other Banks, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for other Banks, in the case of an Absolute Rate Auction. Subject to Articles III and VI, any Money Market Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Borrower.

                       (ii) Each Money Market Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

                                    (A)   the proposed date of Borrowing,

                                    (B) the principal amount of the Money Market
                  Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

                                    (C) in the case of a LIBOR Auction, the
                  margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

                                    (D) in the case of an Absolute Rate Auction,
                  the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

                                    (E) the identity of the quoting Bank.

         A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

                      (iii) Any Money Market Quote shall be disregarded if it:

                                    (A)   is not substantially in conformity
                  with Exhibit D hereto or does not specify all of the information required by subsection (d)(ii);

                                    (B) contains qualifying, conditional or
                  similar language, except as provided in subsection (d)(ii)(B)
                  (z); or

                                    (C) proposes terms other than or in addition
                  to those set forth in the applicable Invitation for Money Market Quotes, except as provided in subsection (d)(ii)(B)(z); or

                                    (D) arrives after the time set forth in
                  subsection (d)(i).

                  (e) NOTICE TO BORROWER. The Administrative Agent shall promptly notify the Borrower of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d), and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Administrative Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Administrative Agent's notice to the Borrower shall specify
(A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

                  (f) ACCEPTANCE AND NOTICE BY BORROWER. Not later than (x) 11:30 A.M. (New York City time) on the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 12:45 P.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

                        (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request,

                       (ii) the principal amount of each Money Market Borrowing must be $10,000,000 or a larger multiple of $1,000,000,

                      (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be, and

                       (iv) the Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

                  (g) ALLOCATION BY ADMINISTRATIVE AGENT. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are permitted to be accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Administrative Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

                  (h) EFFECT ON COMMITMENTS. Any Money Market Loans made by a Bank pursuant to this Section shall not reduce such Bank's pro rata share of the remaining undrawn Commitments.

         Section 2.04 NOTICE TO BANKS; FUNDING OF LOANS. (a) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

                  (b) Not later than 2:00 P.M. (New York City time) on the date of each Borrowing, each Bank participating therein shall (except as provided in subsection (c) of this Section) make available its share of such Borrowing in Dollars, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 10.01. Unless the Administrative Agent determines that any applicable condition specified in
Article III has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Borrower at the Administrative Agent's aforesaid address or place.

                  (c) If any Bank makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Administrative Agent as provided in subsection (b), or remitted by the Borrower to the Administrative Agent as provided in Section 2.12, as the case may be.

                  (d) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsections (b) and (c) of this Section 2.04 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.07 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement. If the Borrower pays interest under this subsection (d) at the Federal Funds Rate and the Federal Funds Rate is higher than the interest rate applicable thereto pursuant to Section 2.07, the applicable Bank shall pay the Borrower the difference between such rates.

         Section 2.05 NOTES. (a) The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans.

                  (b) Each Bank may, by notice to the Borrower and the Administrative Agent, request that its Loans of a particular type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

                  (c) Upon receipt of each Bank's Note pursuant to Section 3.02(b), the Administrative Agent shall forward such Note to such Bank. Each Bank shall record the date, amount, type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

         Section 2.06 MATURITY OF LOANS. Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

         Section 2.07 INTEREST RATES. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable on the last day of each calendar quarter (or if such day is not a Domestic Business Day, the next Domestic Business Day). Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the otherwise applicable rate for such day.

                  (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the applicable London Interbank Offered Rate for such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

         The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in Dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

                  (c) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Euro-Dollar Margin for such day plus the quotient obtained (rounded upwards, if necessary, to the next higher 1/100 of 1%) by dividing (i) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such period of time not longer than six months as the Administrative Agent may elect) deposits in Dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above by (ii) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section
9.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

                  (d) Subject to Section 9.01(a), each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with Section 2.07(b) as if the related Money Market LIBOR Borrowing were a Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.03. Each Money Market Absolute

Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with
Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

                  (e) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

                  (f) Each Euro-Dollar Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated by this Section. If any Euro-Dollar Reference Bank does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Euro-Dollar Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 9.01 shall apply.

         Section 2.08 FACILITY FEES. (a) The Borrower shall pay to the Administrative Agent for the account of the Banks ratably a facility fee at the Facility Fee Rate (as defined in, and determined daily in accordance with the Pricing Schedule). Such facility fee shall accrue from and including the Effective Date to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety), on the daily aggregate amount of the Commitments (whether used or unused).

                  (b) PAYMENTS. Accrued fees under this Section shall be payable quarterly in arrears on the first day of each March, June, September and December and upon the date of termination or reduction of the Commitments (in the case of any such reduction, on the amount thereof).

         Section 2.09 OPTIONAL TERMINATION OR REDUCTION OF COMMITMENTS. During the Revolving Credit Period, the Borrower may, upon at least three Domestic Business Days' notice to the Administrative Agent, (i) terminate the Commitments at any time, if no Loans are outstanding at such time or (ii) ratably and permanently reduce from time to time, by an aggregate amount of $5,000,000 or any larger amount in multiples of $1,000,000, the aggregate amount of the Commitments in excess of the aggregate amount of the Loans at such time.

         Section 2.10 SCHEDULED TERMINATION OF COMMITMENTS. The Commitments shall terminate on the Termination Date and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

         Section 2.11 OPTIONAL PREPAYMENTS. (a) Subject in the case of any Euro-Dollar Borrowing to Section 2.13, the Borrower may, upon at least one Domestic Business Day's notice to the Administrative Agent, prepay any Base Rate Borrowing (or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 9.01(a)) or upon at least three Euro-Dollar

Business Days' notice to the Administrative Agent, with respect to any Euro-Dollar Borrowing, prepay any Euro-Dollar Borrowing, in each case in whole at any time, or from time to time in part in amounts aggregating $5,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

                  (b) Except as provided in Section 2.11(a), the Borrower may not prepay all or any portion of the principal amount of any Money Market Loan prior to the maturity thereof.

                  (c) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

         Section 2.12 GENERAL PROVISIONS AS TO PAYMENTS. (a) The Borrower shall make each payment of principal of, and interest on, Loans and of fees hereunder, in Dollars not later than 2:00 P.M. (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 10.01, without offset or counterclaim. The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks, in the type of funds received by the Administrative Agent. Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans or Money Market LIBOR Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Absolute Rate Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

                  (b) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

         Section 2.13 FUNDING LOSSES. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan (pursuant to Article VI or IX or otherwise) on any day other than the last day of the Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.07(c), or if the Borrower fails to borrow any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.04(a), the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

         Section 2.14 COMPUTATION OF INTEREST AND FEES. Interest based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and all fees hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

         Section 2.15 WITHHOLDING TAX EXEMPTION. At least five Domestic Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Bank (including, without limitation, any Bank that becomes a Bank by assignment pursuant to Section 10.05(c)), each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to each of the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes.

         Each Bank which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Borrower and the Administrative Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Administrative Agent, in each case certifying that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

         Section 2.16 REGULATION D COMPENSATION. Each Bank may require the Borrower to pay, contemporaneously with each payment of interest on the Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Bank at a rate per annum determined by such Bank up to but not exceeding the excess of (i) (A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Bank wishing to require payment of such additional interest

(x) shall so notify the Borrower and the Administrative Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after the giving of such notice and (y) shall notify the Borrower at least five Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Loans of the amount then due it under this Section.

         "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion Dollars in respect of "Eurocurrency Liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

                                   ARTICLE III

                                   CONDITIONS

         Section 3.01 BORROWINGS. The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

                  (a) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.02 or 2.03;

                  (b) the fact that, immediately after such Borrowing, the sum of the aggregate outstanding amount of the Loans will not exceed the aggregate amount of the Commitments;

                  (c) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing; and

                  (d) the fact that the representations and warranties of the Guarantor and the Borrower contained in this Agreement (except the representation and warranty set forth in Section 4.04(c) and Section 4.05, in each case as to any matter which has theretofore been disclosed in writing by the Guarantor or the Borrower to the Banks) shall be true on and as of the date of such Borrowing (except to the extent that any such representation or warranty expressly relates only to a specific date, in which case such representation or warranty shall have been true on and as of such date).

         Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses (b), (c) and (d) of this Section.

         Section 3.02 EFFECTIVENESS. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 10.04):

                  (a) receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

                  (b) receipt by the Administrative Agent for the account of each Bank of a duly executed Note dated on or before the Effective Date complying with the provisions of Section 2.05;

                  (c) receipt by the Administrative Agent of an opinion of Ashford & Wriston, special Hawaii counsel for the Borrower, substantially in the form of Exhibit E hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

                  (d) receipt by the Administrative Agent of an opinion of Gibson, Dunn & Crutcher LLP, special counsel for the Guarantor and the Borrower, substantially in the form of Exhibit F hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

                  (e) receipt by the Administrative Agent of an opinion of General Counsel for the Guarantor, substantially in the form of Exhibit G hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

                  (f) receipt by the Administrative Agent of an opinion of Winthrop, Stimson, Putnam & Roberts, special counsel for the Agents, substantially in the form of Exhibit H hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

                  (g) receipt by the Administrative Agent of a certificate signed by the chief financial officer, controller or the treasurer of the Guarantor, to the effect set forth in clauses (b), (c) and (d) of Section 3.01;

                  (h) receipt by the Administrative Agent of a certificate signed by the chief financial officer, controller or the treasurer of the Guarantor, to the effect that no "Default" (as defined therein) has occurred and is continuing under the Existing Credit Agreement;

                  (i) receipt by the Administrative Agent of all documents it may reasonably request relating to the existence of the Borrower and the Guarantor, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent;

                  (j) receipt by the Administrative Agent of a copy of the Conversion and Operating Agreement, certified by the Secretary or an Assistant Secretary of the Guarantor to be a true, correct and complete copy thereof; and

                  (k) the Administrative Agent shall be satisfied that a portion of the proceeds of the initial Loans shall be used to repay in full the Existing First Mortgage Indebtedness and all other amounts payable in connection therewith.

The Administrative Agent shall promptly notify the Borrower, the Guarantor, and each Bank of the effectiveness of this Agreement, and such notice shall be conclusive and binding on all parties hereto.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         The Guarantor and, to the extent relating to itself, the Borrower each hereby represents and warrants that:

         Section 4.01 CORPORATE EXISTENCE AND POWER. (a) The Borrower is a limited liability company, duly organized, validly existing and in good standing under the laws of Hawaii, and has all company powers and all material government licenses, authorizations, consents and approvals required to carry on its business as now conducted; and

                  (b) the Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         Section 4.02 CORPORATE AND GOVERNMENTAL AUTHORIZATION; CONTRAVENTION.
(a) The execution, delivery and performance by the Borrower of this Agreement and the Notes are within the Borrower's company powers, have been duly authorized by all necessary company action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Conversion and Operating Agreement of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in the creation or imposition of any Lien on any asset of the Borrower.

                  (b) The execution, delivery and performance by the Guarantor of this Agreement are within the Guarantor's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency, or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Guarantor or of any agreement, judgement, injunction, order, decree or any other instrument binding upon the Guarantor or result in the creation or imposition of any Lien on any asset of the Guarantor or any of its Subsidiaries.

         Section 4.03 BINDING EFFECT. This Agreement constitutes a valid and binding agreement of the Borrower and the Guarantor, and the Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower, in each case enforceable in accordance with their respective terms.

         Section 4.04 FINANCIAL INFORMATION. (a) The consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as of December 31, 1997 and the related consolidated statements of income and cash flows for the fiscal year then ended, reported on by Arthur Andersen LLP and set forth in the Guarantor's 1997 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present in all material respects, in conformity with generally accepted accounting principles, the consolidated financial position of the Guarantor and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

                  (b) The balance sheet of the Borrower as of December 31, 1997 and the related statements of income and cash flows for the fiscal year then ended, reported on by Arthur Andersen LLP, copies of which has been delivered to each of the Banks, fairly present in all material respects, in conformity with generally accepted accounting principles, the financial position of the Borrower as of such date and its results of operations and cash flows for such fiscal year.

                  (c) Since December 31, 1997, there has been no material adverse change in the business, financial position, results of operations or prospects of the Guarantor and its Consolidated Subsidiaries, considered as a whole.

         Section 4.05 LITIGATION. Except as disclosed in the Guarantor's 1997 Form 10-K or in its Form 10-Q for the fiscal quarter ended March 31, 1998, there is no action, suit or proceeding pending against, or to the knowledge of the Guarantor threatened against or affecting, the Guarantor or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Guarantor and its Consolidated Subsidiaries or which in any manner draws into question the validity or enforceability of this Agreement or the Notes. Without limiting the generality of the foregoing, with respect to those litigation matters described in the Guarantor's 1997 Form 10-K, (i) the disclosure contained in the Guarantor's 1997 Form 10K was accurate as of the date of the Guarantor's 1997 Form 10-K and (ii) since such date there has been no material adverse development.

         Section 4.06 COMPLIANCE WITH ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV or ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

         Section 4.07 TAXES. United States Federal income tax returns of the Guarantor and its Subsidiaries have been examined and closed through the fiscal year ended December 31, 1997.

The Guarantor and its Significant Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Guarantor or any Subsidiary. The charges, accruals and reserves on the books of the Guarantor and its Significant Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Guarantor, adequate.

         Section 4.08 SIGNIFICANT SUBSIDIARIES. Each of the Significant Subsidiaries is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         Section 4.09 NOT AN INVESTMENT COMPANY. Neither the Guarantor nor Borrower is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         Section 4.10 ENVIRONMENTAL MATTERS. The Guarantor has reasonably concluded that Environmental Laws are unlikely to have a material adverse effect on the business, financial position, results of operations or prospects of the Guarantor and its Consolidated Subsidiaries, considered as a whole.

         Section 4.11 YEAR 2000 ISSUE. The Guarantor and its Subsidiaries have reviewed the effect of the Year 2000 Issue on the computer software, hardware and firmware systems and equipment containing embedded microchips owned or operated by or for the Guarantor and its Subsidiaries. The costs to the Guarantor and its Subsidiaries of any reprogramming required as a result of the Year 2000 Issue to permit the proper functioning of such systems and equipment and the proper processing of data, and the testing of such reprogramming, and of required systems changes are not reasonably expected to result in a Default or to have a material adverse effect on the business, financial position, results of operations or prospects of the Guarantor and its Consolidated Subsidiaries, considered as a whole.

         Section 4.12 FULL DISCLOSURE. All information heretofore furnished by the Borrower or the Guarantor, as the case may be, to the Administrative Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower or the Guarantor, as the case may be, to the Administrative Agent or any Bank will be, taken as a whole, true and accurate in all material respects on the date as of which such information is stated or certified. The Guarantor has disclosed to the Banks in writing any and all facts which materially and adversely affect or may affect (to the extent the Guarantor can now reasonably foresee), the business, operations or financial position of the Guarantor and its Consolidated Subsidiaries, taken as a whole, or the ability of the Guarantor to perform its obligations under this Agreement. The Borrower has disclosed to the Banks in writing any and all facts which materially and adversely affect or may affect (to the extent the Borrower can now reasonably foresee), the business, operations or financial position of the Borrower, or the ability of the Borrower to perform its obligations under this Agreement. With respect to any projections or forecasts provided, such projections or forecasts represent, as of the date thereof, management's best estimates based on reasonable assumptions and all available information, but are subject to the uncertainty inherent in all projections and forecasts.

                                    ARTICLE V

                                    COVENANTS

         The Guarantor and, to the extent relating to itself, the Borrower each hereby agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

         Section 5.01 INFORMATION. The Guarantor or the Borrower, as the case may be, will deliver to the Administrative Agent:

                  (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Guarantor, the consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures as of the end of and for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by Arthur Andersen LLP or other independent public accountants of nationally recognized standing;

                  (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, the balance sheet of the Borrower as of the end of such fiscal year and the related statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures as of the end of and for the previous fiscal year, all reported on by Arthur Andersen LLP or other independent public accountants of nationally recognized standing;

                  (c) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Guarantor, the consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for such quarter and for the portion of the Guarantor's fiscal year ended at the end of such quarter, setting forth in the case of such statements of income and cash flows in comparative form the figures for the corresponding quarter and the corresponding portion of the Guarantor's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by an Authorized Officer;

                  (d) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, the balance sheet of the Borrower as of the end of such quarter and the related statements of income and cash flows for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in the case of such statements of income and cash flows in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by an Authorized Officer;

                  (e) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (c) above, a certificate of an Authorized Officer (i) setting forth in reasonable detail the calculations required to establish whether the Guarantor was in compliance with the requirements of clauses (g), (h) and (i) of Section 5.07 and Section 5.10 on the date of such financial statements, (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Guarantor is taking or proposes to take with respect thereto and (iii) if the Guarantor elects that Status (as defined in the Pricing Schedule) shall be determined for purposes of the Pricing Schedule on the basis of the Leverage Ratio reflected in such certificate, a statement to such effect;

                  (f) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a statement of the firm of independent public accountants which reported on such statements (i) as to whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith;

                  (g) within five Domestic Business Days of any officer of the Guarantor obtaining knowledge of any Default, if such Default is then continuing, a certificate of an Authorized Officer setting forth the details thereof and the action which the Guarantor is taking or proposes to take with respect thereto;

                  (h) promptly upon the mailing thereof to the shareholders of the Guarantor generally, copies of all financial statements, reports and proxy statements so mailed;

                  (i) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Guarantor shall have filed with the Securities and Exchange Commission;

                  (j) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer, any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under
Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Guarantor setting forth details as to such occurrence and action, if any, which the Guarantor or applicable member of the ERISA Group is required or proposes to take;

                  (k) forthwith, notice of any change of which the Guarantor becomes aware in the rating by S&P or Moody's, of the Guarantor's outstanding senior unsecured long-term debt securities; and

                  (l) from time to time such additional information regarding the financial position or business of the Guarantor or the Borrower as the Administrative Agent, at the request of any Bank, may reasonably request.

         Section 5.02 MAINTENANCE OF PROPERTY; INSURANCE. (a) The Guarantor will keep, and will cause each Significant Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, except where failure to do so would not have a material adverse effect on the business, financial position, results of operations or prospects of the Guarantor and its Consolidated Subsidiaries, considered as a whole.

                  (b) The Guarantor will, and will cause each of its Significant Subsidiaries to, maintain (either in the name of the Guarantor or in such Subsidiary's own name) with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business and will furnish to the Banks, upon request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried. Notwithstanding the foregoing, the Guarantor may self-insure with respect to such risks with respect to which companies of established repute engaged in the same or similar business in the same general area usually self-insure.

         Section 5.03 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. The Guarantor will continue, and will cause the Borrower and each Significant Subsidiary to continue, to engage in business of the same general type as now conducted by the Borrower, the Guarantor and its Significant Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect their respective corporate or limited liability company existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 5.03 shall prohibit (i) the merger of a Subsidiary into the Guarantor or the merger or the consolidation of a Subsidiary with or into another Person if the corporation surviving such consolidation or merger is a Subsidiary and if, in each case, after giving effect thereto, no Default shall have occurred and be continuing or (ii) the termination of the corporate existence of any Subsidiary if the Guarantor in good faith determines that such termination is in the best interest of the Guarantor and is not materially disadvantageous to the Banks.

         Section 5.04 COMPLIANCE WITH LAWS. The Guarantor will comply, and cause the Borrower and each Significant Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

         Section 5.05 INSPECTION OF PROPERTY, BOOKS AND RECORDS. The Guarantor will keep, and will cause the Borrower and each Significant Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause the Borrower and each Significant Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

         Section 5.06 YEAR 2000 ISSUE. The Guarantor shall make, and shall cause each of its Subsidiaries to make, all required systems changes by December 31, 1999, in computer software, hardware and firmware systems and equipment containing embedded microchips owned or operated by or for the Guarantor and its Subsidiaries required as a result of the Year 2000 Issue to permit the proper functioning of such computer systems and other equipment, except to the extent that the failure to take any such action could not reasonably be expected to result in a Default or to have a material adverse effect on the business, financial position, results of operations or prospects of the Guarantor and its Consolidated Subsidiaries, considered as a whole. At the request of any Bank, the Guarantor shall provide, and shall cause each of its Subsidiaries to provide, to such Bank reasonable assurance of its compliance with the preceding sentence.

         Section 5.07 NEGATIVE PLEDGE. None of the Guarantor, any Covered Subsidiary or any Significant Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

                  (a) Liens existing as of the Effective Date (as such term is defined in the Existing Credit Agreement);

                  (b) any Lien existing on any asset of any corporation at the time such corporation becomes a Subsidiary and not created in contemplation of such event;

                  (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset (it being understood that, for this purpose, the acquisition of a Person is also an acquisition of the assets of such Person); provided that the Lien attaches to such asset concurrently with or within 180 days after the acquisition thereof, or such longer period, not to exceed 12 months, due to the Guarantor's inability to retain the requisite governmental approvals with respect to such acquisition; provided further that, in the case of real estate, (i) the Lien attaches within 12 months after the latest of the acquisition thereof, the completion of construction thereon or the commencement of full operation thereof and (ii) the Debt so secured does not exceed the sum of (x) the purchase price of such real estate plus (y) the costs of such construction;

          (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Guarantor or a Subsidiary and not created in contemplation of such event;

          (e) any Lien existing on any asset prior to the acquisition thereof by the Guarantor or a Subsidiary and not created in contemplation of such acquisition;

          (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased (other than to cover any transaction costs of such refinancing, extension, renewal or refunding) and is not secured by any additional assets;

          (g) Liens arising in the ordinary course of its business which (i) do not secure Debt, (ii) do not secure any single obligation in an amount exceeding $50,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

          (h) Liens securing Debt of a Subsidiary to the Guarantor or another Subsidiary; and

          (i) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal amount at any time outstanding not to exceed 15% of Consolidated Net Worth.

     Section 5.08 CONSOLIDATIONS, MERGERS AND SALES OF ASSETS. Neither the Guarantor nor the Borrower will (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer (A) all or any substantial part of the assets of the Guarantor and its Subsidiaries, taken as a whole, or (B) all or substantially all of the assets of the Borrower to any other Person; provided that the Guarantor or the Borrower may merge with another Person if (A) the Guarantor or the Borrower, as the case may be, is the corporation surviving such merger and (B) immediately after giving effect to such merger, no Default shall have occurred and be continuing.

     Section 5.09 USE OF PROCEEDS. The proceeds of the Loans made under this Agreement will be used by the Borrower for general business purposes, including but not limited to, the backstop of commercial paper, to purchase unsecured notes issued by PRS, Inc. in an aggregate principal amount of $294,000,000, and to repay or prepay Existing First Mortgage Indebtedness. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U in any manner that violates or causes the violation of Regulation U or Regulation X.

     Section 5.10 LEVERAGE RATIO. The Leverage Ratio will at no time exceed the greater of (a) 4:1 or (b) the maximum amount thereof permitted at such time under the Existing Credit Agreement. For purposes of this Section 5.10, the following terms shall have the following meanings:

     "Consolidated Debt" means at any date the Debt of the Guarantor and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

     "Consolidated EBITDA" means for any period, Consolidated Net Income for such period before (i) income taxes, (ii) interest expense, (iii) depreciation and amortization, (iv) minority interest, (v) extraordinary losses or gains,
(vi) discontinued operations and (vii) the cumulative effect of changes in accounting principles; provided, however, that if the definition of "Consolidated EBITDA" contained in the Existing Credit Agreement shall at any time be amended or otherwise modified, the definition of "Consolidated EBITDA" hereunder shall be deemed amended or modified in the same manner.

     "Leverage Ratio" means at any date the ratio of Consolidated Debt at such date to Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date.

     Section 5.11 DEBT OF THE BORROWER. The Borrower shall not have any Debt at any time other than (a) the Loans, (b) Debt owed to the Guarantor or any Consolidated Subsidiary, (c) Debt incurred pursuant to a commercial paper program in an aggregate amount outstanding at such time not in excess of the unused portion of the Commitments at such time and (d) other Debt in an aggregate amount outstanding at such time not in excess of $25,000,000.

     Section 5.12 LIMITATION ON RESTRICTIVE COVENANTS. Neither the Borrower nor the Guarantor shall permit to exist, at any time, any consensual restriction limiting the ability (whether by covenant, event of default, subordination or otherwise) of the Borrower to create any Lien upon its property or assets whether now owned or hereafter acquired or upon any income or profits therefrom, other than any such restriction contained herein or in the Existing Credit Agreement.

                                   ARTICLE VI

                                    DEFAULTS

     Section 6.01 EVENTS OF DEFAULT. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

          (a) the Borrower shall fail to pay when due any principal of any Loan under this Agreement, or shall fail to pay within five days of the due date thereof any interest, fees or other amount payable hereunder;

          (b) the Borrower or the Guarantor shall fail to observe or perform any covenant contained in Sections 5.07 to 5.12, inclusive;

          (c) the Borrower or the Guarantor shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for seven days after written notice thereof has been given to the Borrower by the Administrative Agent at the request of any Bank;

          (d) any representation, warranty, certification or statement made or deemed made by the Borrower or the Guarantor in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

          (e) the Guarantor or any Covered Subsidiary or any Significant Subsidiary shall fail to make any payment in respect of any Debt (other than the Notes and Non-Recourse Debt) when due or within any applicable grace period and the aggregate principal amount of such Debt is in excess of $100,000,000;

          (f) any event or condition shall occur which results in the acceleration of the maturity of any Debt (other than Non-Recourse Debt) in excess of $100,000,000 of the Guarantor or any Covered Subsidiary or any Significant Subsidiary or enables the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

          (g) the Borrower, the Guarantor or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

          (h) an involuntary case or other proceeding shall be commenced against the Borrower, the Guarantor or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower, the Guarantor or any Significant Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

          (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $25,000,000;

          (j) a judgment or order for the payment of money in excess of $25,000,000 shall be rendered against the Guarantor or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days;

          (k)  a Change of Control; or

          (l) (i) the Guarantor shall at any time cease to (A) be the Manager (as defined in the Conversion and Operating Agreement) of the Borrower or
     (B) own, directly or indirectly, and control capital stock (or other ownership interest) issued by the Borrower representing not less than 49% of the equity ownership interest in the Borrower or (ii) the Borrower shall at any time cease to be a part of the Guarantor's Hotel Segment (as segment is used in Regulation S-K and Regulation S-X of the Securities and Exchange Commission);

then, and in every such event, the Administrative Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding more than 50% of the sum of the aggregate principal amount of the Loans, by notice to the Borrower declare the Loans (together with accrued interest thereon) to be, and the Loans (together with accrued interest thereon) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (g) or (h) above, without any notice to the Borrower or any other act by the Administrative Agent or the Banks, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and the Guarantor.

     Section 6.02 NOTICE OF DEFAULT. The Administrative Agent shall give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

                                   ARTICLE VII

                                   THE AGENTS

     Section 7.01 APPOINTMENT AND AUTHORIZATION. Each Bank irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to such Administrative Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. First Union National Bank, as Documentation Agent, and NationsBank, N.A., as Syndication Agent, shall have no duties or responsibilities hereunder.

     Section 7.02 AGENTS AND AFFILIATES. NationsBank, N.A., First Union National Bank and The Bank of New York shall each have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not an agent hereunder, and NationsBank, N.A., First Union National Bank and The Bank of New York and their respective affiliates may accept deposits from, lend money to, and generally engage in any kind of business with, the Borrower, the Guarantor or any Subsidiary or affiliate of the Guarantor as if it were not an agent hereunder.

     Section 7.03 ACTION BY ADMINISTRATIVE AGENT. The obligations of the Administrative Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VI.

     Section 7.04 CONSULTATION WITH EXPERTS. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     Section 7.05 LIABILITY OF ADMINISTRATIVE AGENT. Neither the Administrative Agent nor any of its respective affiliates nor any of the respective directors, officers, agents or employees of any of the foregoing shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its respective affiliates nor any of the respective directors, officers, agents or employees of any of the foregoing shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower or the Guarantor, as the case may be; (iii) the satisfaction of any condition specified in Article III, except in the case of the receipt of items required to be delivered to it; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

     Section 7.06 INDEMNIFICATION. Each Bank shall, ratably in accordance with its Commitment, indemnify the Administrative Agent, its affiliates and its respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with such Administrative Agent's role under this Agreement or any related action taken or omitted by such indemnitees hereunder.

     Section 7.07 CREDIT DECISION. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

     Section 7.08 SUCCESSOR AGENT. Any agent hereunder (an "Agent") may resign at any time subject to the appointment of a successor Agent by giving notice to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent with the consent of the Borrower, which consent shall not be unreasonably withheld or delayed; provided that no such consent shall be required if the successor Agent is a Bank. If no successor Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, and without the Borrower's consent, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

                                  ARTICLE VIII

                                    GUARANTY

     Section 8.01 GUARANTY OF PAYMENT AND PERFORMANCE. The Guarantor hereby
(a) absolutely, unconditionally and irrevocably guarantees to the Guaranteed Parties the due and punctual payment and performance of all of the Guaranteed Obligations in accordance with their respective terms and when and as due (whether at maturity, by reason of acceleration or otherwise, but giving effect to any applicable grace period set forth in Section 6.01(a)), or deemed to be due pursuant to Section 8.02, and (b) agrees so to pay and perform the same when so due, or deemed to be due, upon demand.

     Section 8.02 CONTINUANCE AND ACCELERATION OF GUARANTEED OBLIGATIONS UPON CERTAIN EVENTS. If:

          (a) any Event of Default resulting in the automatic acceleration of any Guaranteed Obligations shall occur;

          (b) any injunction, stay or the like that enjoins any acceleration, or demand for the payment of any Guaranteed Obligations that would otherwise be required or permitted under the Loan Documents shall become effective; or

          (c) any Guaranteed Obligations shall be or be determined to be or become discharged (other than by payment or performance in full), disallowed, invalid, illegal, void or otherwise unenforceable (whether by operation of any present or future law or by order of any court or governmental agency) against the Borrower;

then (i) such Guaranteed Obligations shall, for all purposes hereunder, be deemed (A) in the case of clause (c), to continue to be outstanding and in full force and effect notwithstanding the unenforceability thereof against the Borrower and (B) if such is not already the case, to have thereupon become immediately due and payable and to have commenced bearing interest at the rate provided in the last sentence of Section 2.07(a) or in Section 2.07(c), as the case may be, and (ii) the Guaranteed Parties may exercise all of the rights and remedies hereunder that would be available to them during an Event of Default.

     Section 8.03 RECOVERED PAYMENTS. The Guaranteed Obligations shall be deemed not to have been paid, observed or performed, and the Guarantor's obligations hereunder in respect thereof shall continue and not be discharged, to the extent that any payment thereof by the Borrower or the Guarantor, or out of the proceeds of any collateral, is recovered from or paid over by or for the account of the Guaranteed Parties for any reason, including as a preference or fraudulent transfer or by virtue of any subordination (whether present or future or contractual or otherwise; provided that, if such subordination is contractual, the Guarantor shall have consented thereto in writing) of the Guaranteed Obligations, whether such recovery or payment over is effected by any judgment, decree or order of any court or governmental agency, by any plan of reorganization or by settlement or compromise by the Guaranteed Parties (whether or not consented to by the Borrower, the Guarantor or any other guarantor) of any claim for any such recovery or payment over. The Guarantor hereby expressly waives the benefit of any applicable statute of limitations and agrees that it shall be liable hereunder whenever such a recovery or payment over occurs.

     Section 8.04 NATURE OF GUARANTOR'S OBLIGATIONS. The Guarantor's obligations under the Loan Documents (a) are absolute and unconditional, (b) constitute a guaranty of payment and not a guaranty of collection, (c) are as primary obligor and not as a surety only, (d) shall be a continuing guaranty of all present and future Guaranteed Obligations and (e) shall be irrevocable.

     Section 8.05 NO RELEASE OF GUARANTOR. THE OBLIGATIONS OF THE GUARANTOR HEREUNDER SHALL NOT BE REDUCED, LIMITED OR TERMINATED, NOR SHALL THE GUARANTOR BE DISCHARGED FROM ANY THEREOF, FOR ANY REASON WHATSOEVER (other than, subject to Section 8.03, the payment, observance and performance of the Guaranteed Obligations), INCLUDING ANY ACT OR FAILURE TO ACT OR ANY EVENT OR CIRCUMSTANCE THAT (i) VARIES THE RISK OF THE GUARANTOR HEREUNDER OR (ii) BUT FOR THE PROVISIONS HEREOF, WOULD, AS A MATTER OF STATUTE OR RULE OF LAW OR EQUITY, OPERATE TO REDUCE, LIMIT OR TERMINATE THE OBLIGATIONS OF THE GUARANTOR HEREUNDER OR DISCHARGE THE GUARANTOR FROM ANY THEREOF.

     Section 8.06 CERTAIN WAIVERS. The Guarantor waives:

          (a) any requirement, and any right to require, that any right or power be exercised or any action be taken against the Borrower or any collateral for the Guaranteed Obligations;

          (b) all defenses to the Guaranteed Obligations that may at any time be available to the Guarantor as a surety that would not be available if the Guarantor was the primary obligor hereunder (and agrees that payments due from the Guarantor hereunder shall be made without any reduction or deduction whatsoever, including any reduction or deduction for any setoff, counterclaim or claim of recoupment otherwise available to the Guarantor or to the Borrower);

          (c)  (i) notice of acceptance of and intention to rely hereunder,
(ii) notice of the making or renewal of any Loans or other extensions of credit hereunder and of the incurrence or renewal of any other Guaranteed Obligations,
(iii) notice of any of the matters referred to in Section 8.05 and (iv) all other notices that may be required by Applicable Law or otherwise to preserve any rights against the Guarantor hereunder, including any notice of default, demand, dishonor, presentment and protest;

          (d)  diligence; and

          (e)  any defense based upon, arising out of or in any way related to
(i) any claim that any sale or other disposition of any collateral for the Guaranteed Obligations was not conducted in a commercially reasonable fashion or that a public sale, should the Guaranteed Parties have elected so to proceed, was, in and of itself, not a commercially reasonable method of sale, (ii) any claim that any election of remedies by the Guaranteed Parties, including the exercise by the Guaranteed Parties of any rights against any collateral, impaired, reduced, released or otherwise extinguished any right that the Guarantor might otherwise have had against the Borrower or against any collateral, including any right of subrogation, exoneration, reimbursement or contribution or right to obtain a deficiency judgment, (iii) any claim based upon, arising out of or in any way related to any of the matters referred to in
Section 8.06 and (iv) any claim that the Loan Documents should be strictly construed against the Guaranteed Parties.

          Section 8.07 SUBORDINATION OF RIGHTS AGAINST THE BORROWER AND COLLATERAL. All rights that the Guarantor may at any time have against the Borrower or any collateral for the Guaranteed Obligations (including rights of subrogation, exoneration, reimbursement and contribution and whether arising under Applicable Law or otherwise), and all obligations that the Borrower may at any time have to the Guarantor, arising by virtue of the Guarantor's obligations to pay principal, interest or other amounts payable to Guaranteed Parties hereunder, any payment made pursuant thereto or the exercise by the Guaranteed Parties of their rights with respect to any collateral are hereby expressly subordinated to the prior payment, observance and performance in full of the Guaranteed Obligations. The Guarantor shall not enforce any of the rights, or attempt to obtain payment or performance of any of the obligations, subordinated pursuant to this Section 8.07 until the Guaranteed Obligations have been paid, observed and performed in full, except that such prohibition shall not apply to routine acts, such as the giving of notices and the filing of continuation statements, necessary to preserve any such rights. If any amount shall be paid to or recovered by the Guarantor (whether directly or by way of setoff, recoupment or counterclaim) on account of any right or obligation subordinated pursuant to this Section 8.07, such amount shall be held by the Guarantor for the benefit of the Guaranteed Parties.

                                   ARTICLE IX

                             CHANGE IN CIRCUMSTANCES

     Section 9.01 BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR. If on or prior to the first day of any Interest Period for any Fixed Rate
Borrowing:

          (a) the Administrative Agent is advised by the Euro-Dollar Reference Banks that deposits in the applicable amounts are not being offered to the Euro-Dollar Reference Banks in the relevant market for such Interest Period, or

          (b) in the case of a Committed Borrowing, Banks having 50% or more of the aggregate amount of the Commitments advise the Administrative Agent that the London Interbank Offered Rate, as the case may be, as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding their Euro-Dollar Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Euro-Dollar Loans (in the affected currency), as the case may be, shall be suspended. Unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date (which the Borrower shall be entitled to do under the circumstances contemplated by this Section 9.01, without penalty, notwithstanding any contrary provision contained in Section 2.13), (i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day. The Administrative Agent shall promptly notify the Banks of any election by the Borrower pursuant to the preceding sentence.

     Section 9.02 ILLEGALITY. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the

Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the sole judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

     Section 9.03 INCREASED COST AND REDUCED RETURN. (a) If on or after (x) the date hereof, in the case of any Committed Loan or any obligation to make Committed Loans or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

              (i) shall subject any Bank (or its Applicable Lending Office) to any tax, duty or other charge with respect to its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans, or shall change the basis of taxation of payments to any Bank (or its Applicable Lending Office) of the principal of or interest on its Fixed Rate Loans or any other amounts due under this Agreement in respect of its Fixed Rate Loans or its obligation to make Fixed Rate Loans (except for changes in the rate of tax on the overall net income of such Bank or its Applicable Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Applicable Lending Office is located); or

              (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in the Euro-Dollar Reserve Percentage), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

          (b) If, after the date hereof, any Bank shall have determined that any applicable law, rule or regulation regarding capital adequacy (irrespective of the actual timing of the adoption or implementation thereof and including, without limitation, any law or regulation adopted pursuant to the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices) or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such law, regulation, change or compliance (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

          (c) Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

         Section 9.04 BASE RATE LOANS SUBSTITUTED FOR AFFECTED FIXED RATE LOANS. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 9.02 or (ii) any Bank has demanded compensation under
Section 9.03(a) and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

               (a) all Loans which would otherwise be made by such Bank as Euro-Dollar Loans shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

               (b) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

                                    ARTICLE X

                                 MISCELLANEOUS

     Section 10.01 NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, telecopy or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Administrative Agent, at its address or telex or telecopier number set forth on the signature pages hereof, (y) in the case of any Bank, at its address or telex or telecopier number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address or telex or telecopier number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered or received at the address specified in this Section; provided that notices to the Administrative Agent under Article II or Article IX shall not be effective until received.

     Section 10.02 NO WAIVERS. No failure or delay by the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 10.03 EXPENSES; DOCUMENTARY TAXES; INDEMNIFICATION. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses of the Administrative Agent, including reasonable fees and disbursements of special counsel for the Administrative Agent, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Administrative Agent or any Bank, including fees and disbursements of either in-house counsel or outside counsel (but not both for any one Bank either in its capacity as Administrative Agent or Bank), in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The Borrower shall indemnify each Bank against any transfer taxes, documentary taxes, mortgage recording taxes, assessments or charges made by any governmental authority by reason of the execution and delivery or enforcement of this Agreement or the Notes.

          (b) The Borrower agrees to indemnify the Administrative Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no

Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

     Section 10.04 AMENDMENTS AND WAIVERS. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate or amount of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder, or the Termination Date, (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the percentage of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, (v) change Section 10.05(a), 10.09 or 10.10 or (vi) release the Guarantor from any of its obligations under Article VIII hereof.

     Section 10.05 SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither the Borrower nor the Guarantor may assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of all Banks.

          (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in any or all of its Loans or, upon 10 days' notice and with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed), its Commitment; provided that no such notice or consent shall be required if the Participant is a Bank or an affiliate of a Bank; and provided further that such Participant shall agree to be bound by Section 10.10 of this Agreement. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii) or (iii) of
Section 10.04 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article IX with respect to its participating interest; provided that all amounts payable to a Bank for the account of a Participant under Article IX shall be determined as if such Bank had not granted such participation to such Participant. An assignment or other transfer which is not permitted by subsection (c) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

          (c) Any Bank may, upon ten days' notice and with the consent of the Borrower and the Administrative Agent (which consents shall not be unreasonably withheld), assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of all (in a minimum amount of $10,000,000), of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit I hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Borrower, which shall not be unreasonably withheld, and the Administrative Agent, which shall not be unreasonably withheld; provided that the foregoing shall not be applicable in the case of, and this subsection (c) shall not restrict, an assignment or other transfer by any Bank to an affiliate of such Bank or to a Federal Reserve Bank; and provided further that such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans. Upon execution and delivery of such an instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new
Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay or cause to be paid to the Administrative Agent an administrative fee for processing such assignment in the amount of $3,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 2.15.

          (d) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 9.03 than such Bank would have been entitled to receive with respect to the rights transferred, unless (subject to the provisions of subsection (b) above) such transfer is made with the Borrower's prior written consent or by reason of the provisions of
Section 9.02 or 9.03 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

     Section 10.06 COLLATERAL. Each of the Banks represents to the Administrative Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

     Section 10.07 NEW YORK LAW; SUBMISSION TO JURISDICTION. This Agreement and each Note shall be construed in accordance with and governed by the laws of the State of New York. The Borrower and the Guarantor hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower and the Guarantor irrevocably waive, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

     Section 10.08 COUNTERPARTS; INTEGRATION. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

     Section 10.09 SEVERAL OBLIGATIONS. The obligations of the Banks hereunder are several. Neither the failure of any Bank to carry out its obligations hereunder nor of this Agreement to be duly authorized, executed and delivered by any Bank shall relieve any other Bank of its obligations hereunder (or affect the rights hereunder of such other Bank). No Bank shall be responsible for the obligations of, or any action taken or omitted by, any other Bank hereunder.

     Section 10.10 SHARING OF SET-OFFS. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or other similar right, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes. The Borrower agrees, to the fullest extent it may effectively do so under Applicable Law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

     Section 10.11 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE
GUARANTOR, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     Section 10.12 LIMITED RECOURSE. The Banks hereby agree that no member of the Borrower (other than Hilton Hotels Corporation, solely in its capacity as Guarantor and not in its capacity as a member of the Borrower) shall be liable for any of the obligations of the Borrower hereunder by virtue of its status as a member of the Borrower.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                            HILTON HAWAIIAN VILLAGE LLC

                            By: HILTON HOTELS CORPORATION
                                As Manager of the Borrower


                            By: /s/ Scott A. LaPorta
                               ----------------------------
                               Name:  SCOTT A. LAPORTA
                               Title: SENIOR VICE PRESIDENT & TREASURER



                            By: HILTON HOTELS CORPORATION
                                As Guarantor


                            By: /s/ Scott A. LaPorta
                               -----------------------------
                               Name:  SCOTT A. LAPORTA
                               Title: SENIOR VICE PRESIDENT & TREASURER

                            THE BANK OF NEW YORK
                            as Administrative Agent and as a Bank


                            By:  /s/ Lisa Y. Brown
                               -----------------------------
                            Name:  LISA Y. BROWN
                            Title: VICE PRESIDENT



                            FIRST UNION NATIONAL BANK
                            as Documentation Agent and as a Bank

                            By: /s/ John Reid
                               ------------------------------
                            Name:  JOHN REID
                            Title: VICE PRESIDENT


                            NATIONSBANK, N.A.,
                            as Syndication Agent and as a Bank

                            By: /s/ Michelle L. Hilse
                              ------------------------------
                            Name:   MICHELLE L. HILSE
                            Title:  VICE PRESIDENT

                            BANK OF AMERICA NATIONAL TRUST AND
                            SAVINGS ASSOCIATION

                            By: /s/ Scott L. Faber
                              ---------------------------------
                            Name: SCOTT L. FABER
                            Title: VICE PRESIDENT


                            THE BANK OF NOVA SCOTIA

                            By: /s/ M. Van Otterloo
                              --------------------------------
                            Name:  M. VAN OTTERLOO
                            Title: SENIOR RELATIONSHIP MANAGER


                            BANKERS TRUST COMPANY

                            By: /s/ Mary Jo Jolly
                              --------------------------------
                            Name:  MARY JO JOLLY
                            Title: ASSISTANT VICE PRESIDENT


                            FLEET BANK N.A.

                            By: /s/ John F. Cullinan
                              --------------------------------
                            Name:  JOHN F. CULLINAN
                            Title: SENIOR VICE PRESIDENT


                            PNC BANK, NATIONAL ASSOCIATION

                            By: /s/ Gary W. Wessels
                              --------------------------------
                            Name:  GARY W. WESSELS
                            Title: VICE PRESIDENT

                            SOCIETE GENERALE

                            By: /s/ J. Blaine Shaum
                              --------------------------------
                            Name:  J. BLAINE SHAUM
                            Title: MANAGING DIRECTOR



                            WACHOVIA BANK, N.A.

                            By: /s/ Charles S. Zimmerman
                              --------------------------------
                            Name:  CHARLES S. ZIMMERMAN
                            Title: VICE PRESIDENT


                            THE NORTHERN TRUST COMPANY

                            By: /s/ John E. Burda
                              --------------------------------
                            Name:  JOHN E. BURDA
                            Title: SECOND VICE PRESIDENT



            DEUTSCHE BANK AG, NEW YORK BRANCH
            AND/OR CAYMAN ISLANDS BRANCH

            By: /s/ Stephan A. Wiedemann         /s/ Susan L. Pearson
              --------------------------------  --------------------------------
            Name:  STEPHAN A. WIEDEMANN         SUSAN L. PEARSON
            Title: DIRECTOR                     DIRECTOR


            WELLS FARGO BANK, N.A.

            By: /s/ Judy A. Vodhanel            /s/ Eugene Fuentes
              --------------------------------  --------------------------------
            Name:  JUDY A. VODHANEL             EUGENE FUENTES
            Title: VICE PRESIDENT               VICE PRESIDENT

                            FIRST HAWAIIAN BANK

                            By: /s/ Travis Ruetenik
                              --------------------------------
                            Name:  TRAVIS RUETENIK
                            Title: CORPORATE BANKING OFFICER


                            UNION BANK OF CALIFORNIA, N.A.

                            By: /s/ J. Scott Jessup
                              --------------------------------
                            Name:  J. SCOTT JESSUP
                            Title: VICE PRESIDENT


                            BANK OF HAWAII

                            By: /s/ Robert M. Wheeler III
                              --------------------------------
                            Name:  ROBERT M. WHEELER III
                            Title: VICE PRESIDENT